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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and in the Form S-3 Prospectus contained therein (No. 33-46343), in the Registration Statements on Form S-3 (No. 333-26069 and No. 333-32926) and in the Registration Statements on Form S-8 (No. 333-60484, No. 33-45083, No. 33-78158, No. 33-78150, No. 33-32013, No. 333-69457, No.
333-95291, No. 333-32924, No. 333-42286 and No. 333-103497) of QUALCOMM
Incorporated of our report dated November 3, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 3, 2003